UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2014

Horizon Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35238	27-2179987
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 520, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (224) 383-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 10, 2014, based upon the recommendation of the Compensation Committee of our Board of Directors following an annual review of executive compensation (including severance benefits) of peer group companies, our Board of Directors approved certain modifications to the change in control severance benefits of our executive officers in order to align such benefits more closely with those provided by our peer companies. To implement the approved modifications, on January 16, 2014, we entered into amendments to the employment agreements with each of our executive officers. The amendment to the employment agreement with our Chairman, President and Chief Executive Officer, Timothy P. Walbert, provides Mr. Walbert with the following severance benefits in the event of a qualifying termination within 90 days prior to or within 18 months following a change in control: two years’ base salary, an amount equal to two times Mr. Walbert’s target annual bonus and up to 12 months’ COBRA health insurance premiums. The amendments to the employment agreements with our Executive Vice President and Chief Financial Officer, Robert J. De Vaere, our Executive Vice President, Development, Regulatory Affairs, Manufacturing and Chief Medical Officer, Jeffrey W. Sherman, M.D., FACP, and our Executive Vice President and Chief Commercial Officer, Todd N. Smith, provide Mr. De Vaere, Dr. Sherman and Mr. Smith with the following severance benefits in the event of a qualifying termination within 90 days prior to or within 18 months following a change in control: up to 12 months’ base salary, an amount equal to the executive’s target annual bonus and up to 12 months’ COBRA health insurance premiums. As a condition to receiving the severance benefits, each of Mr. Walbert, Mr. DeVaere, Dr. Sherman and Mr. Smith must deliver a release and enter into a non-competition agreement that is to be effective during the period that the severance benefits are payable.

The foregoing summary of the amendments to the employment agreements with our executive officers does not purport to be complete and is qualified in its entirety by reference to the amendments, which are attached as Exhibits 99.1, 99.2, 99.3 and 99.4 hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	The information set forth in Item 1.01 is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	First Amendment to Amended and Restated Executive Employment Agreement, dated January 16, 2014, by and among Horizon Pharma, Inc., Horizon Pharma USA, Inc. and Timothy P. Walbert.

99.2	First Amendment to Amended and Restated Executive Employment Agreement, dated January 16, 2014, by and among Horizon Pharma, Inc., Horizon Pharma USA, Inc. and Robert J. De Vaere.

99.3	First Amendment to Amended and Restated Executive Employment Agreement, dated January 16, 2014, by and among Horizon Pharma, Inc., Horizon Pharma USA, Inc. and Jeffrey W. Sherman, M.D., FACP.

99.4	First Amendment to Executive Employment Agreement, dated January 16, 2014, by and among Horizon Pharma, Inc., Horizon Pharma USA, Inc. and Todd N. Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2014	Horizon Pharma, Inc.

	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	First Amendment to Amended and Restated Executive Employment Agreement, dated January 16, 2014, by and among Horizon Pharma, Inc., Horizon Pharma USA, Inc. and Timothy P. Walbert.

99.2	First Amendment to Amended and Restated Executive Employment Agreement, dated January 16, 2014, by and among Horizon Pharma, Inc., Horizon Pharma USA, Inc. and Robert J. De Vaere.

99.3	First Amendment to Amended and Restated Executive Employment Agreement, dated January 16, 2014, by and among Horizon Pharma, Inc., Horizon Pharma USA, Inc. and Jeffrey W. Sherman, M.D., FACP.

99.4	First Amendment to Executive Employment Agreement, dated January 16, 2014, by and among Horizon Pharma, Inc., Horizon Pharma USA, Inc. and Todd N. Smith.